UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2010

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

2010 Compensation Programs

On February 10, 2010, the Compensation Committee of our Board of Directors approved compensation actions for certain of our "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) ("NEOs"). In addition, our independent directors approved certain compensation actions for Gregory T. Swienton, our Chairman and Chief Executive Officer.

2010 Performance Incentive Plan. No amounts were paid to the NEOs (including the CEO) under our 2009 annual incentive bonus program as the target threshold level of EPS was not achieved. Base salaries for the NEOs (including the CEO) were frozen at 2008 levels in 2009 and will remain frozen at such levels for at least the first half of 2010. For 2010, the total amount of the performance incentive plan opportunity will remain unchanged from 2009: 120% of base salary for our CEO and 75% of base salary for each of our other NEOs, with a maximum equal to two times the performance incentive plan opportunity. However, the design of the 2010 Performance Incentive Plan has been revised to address continuing uncertainties surrounding the economic recovery and to provide additional flexibility to reward the successful execution of the Company's financial, strategic, operational and marketplace objectives. Therefore, rather than have one annual performance period, the 2010 Performance Incentive Plan will have two six-month performance periods. In addition, rather than having one performance incentive plan that is based solely on attainment of Company EPS, for each six-month performance period, there will be two performance incentive programs. The first performance incentive program, the financial metric program, will continue to be based solely on the Company attaining its EPS performance targets, and the second performance incentive program, an individual performance program, will be subject to the Company's attainment of a threshold EPS and payable to NEOs (including the CEO) based on their performance with respect to individual performance objectives.

The financial metric program will provide NEOs (including the CEO) an opportunity to receive, over the two six-month performance periods, an aggregate performance incentive opportunity equal to 87.5% of their respective performance incentive opportunity if we achieve a target EPS performance level and up to 175% of their performance incentive opportunity if we meet or exceed our EPS maximum performance level. Performance incentives are earned proportionately from a threshold EPS performance level to the target EPS performance level and from the target EPS performance level to the maximum EPS performance level.

Payment under our individual performance program will be subject to the Company's attainment of a threshold EPS and payable to NEOs (including the CEO) based on their performance with respect to individual performance objectives. Individual performance objectives will be established at the beginning of each performance period. At the end of each performance period, the independent directors, with respect to the CEO, and the Compensation Committee in consultation with the CEO, for each other NEO, will determine to what extent the individual performance objectives have been met. For 2010, the individual performance objectives are intended to support our strategic analysis and direction for the long-term value of the organization, tactical execution of the operations of the business and organizational development goals.

Although the maximum aggregate performance incentive award amounts that any executive officer can earn pursuant to the individual performance program over the two performance periods is equal to 25% of his or her performance incentive opportunity, it is anticipated that any NEO who performs his or her performance goals at target levels will receive an aggregate amount of 12.5% of his or her performance incentive payout opportunity. As permitted by the individual performance program, the independent directors, with respect to the CEO, and the Compensation Committee with respect to the other NEOs, will use negative discretion to reduce the maximum award amount with respect to each performance period as the independent directors or the Compensation Committee, as applicable, determines appropriate.

As discussed, there will be two six-month performance periods in 2010, rather than a single twelve-month performance period as in 2009. The first performance period will run from January through June 2010 and will provide each NEO (including the CEO) the ability to earn 35% of his or her respective annual performance incentive payout opportunity. The second performance period will run from July through December 2010 and will provide each NEO (including the CEO) the ability to earn the remaining 65% of his or her annual performance incentive payout opportunity. Amounts earned under both incentive programs will be payable in cash in 2011, subject to the terms and conditions of the programs.

The terms and conditions of the 2010 Performance Incentive Plan are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

2010 Long-Term Incentive Awards. The Compensation Committee and the independent directors also approved the 2010 long-term incentive awards for our CEO and the other NEOs issued under the Plan. The long-term incentive value approved for the CEO and each other NEO is awarded 45% in stock options, 35% in performance-based restricted stock rights and 20% in performance-based cash awards.

The stock options vest in three equal annual installments and expire seven years from the grant date.

The performance-based restricted stock rights (PBRSRs) will vest if our cumulative total shareholder return (generally the change in our stock price over the performance period assuming reinvestment of dividends paid) (TSR) meets or exceeds the cumulative total return of the S&P 500 Composite Index for the three-year performance period beginning on January 1, 2010 and ending on December 31, 2012. The performance-based restricted cash awards (PBCAs) will vest if our cumulative TSR meets or exceeds the cumulative total return of the 33rd percentile of the S&P 500 Composite Index for the three-year performance period beginning on January 1, 2010 and ending on December 31, 2012. Total shareholder return for both the PBRSRs and PBCAs will be calculated by measuring the absolute difference in cumulative TSR for each month of the 36 month performance period and averaging this over the number of periods measured.

The long-term incentive awards are being issued under the same terms and conditions as were applicable to the 2009 long-term incentive awards.

Time-Based Restricted Stock Right Grants.

Based upon a review of the Company's 2009 operating and financial performance in a difficult economic environment and upon the strong contribution that each of our NEOs (including our CEO) made to the Company during the year, the independent directors awarded our CEO and the Compensation Committee awarded each other NEO a special grant of time-based restricted stock rights (TBRSR). This decision was based upon the belief that the proactive role taken by each of our NEOs (including the CEO) during 2009 in managing the Company's business and its resources has well positioned us to compete in the current economic environment and take advantage of any near or long term recovery. These actions included: (1) aggressive steps to secure access to capital and maintain targeted credit and debt ratings, (2) record free cash flow, (3) our successful disengagement from supply chain operations in South America and Europe, (4) effective management of asset and fleet levels to fit demand, (5) proactive measures taken to reduce exposure to the risks of distressed customers, (6) steps to maintain employee morale in the face of significant cost cutting and (7) improvements in leadership development and succession planning processes.

The independent directors and the Compensation Committee considered that TBRSR awards were the most appropriate form of consideration as the TBRSR awards, which vest annually in one-third increments over a three-year period commencing February 10, 2011, serve as a continued retention tool for our NEOs (including the CEO) and maintain their alignment of interests with those of our shareholders as we continue taking steps to ensure the long-term success of the Company. The time-based restricted stock right grants were issued under the same terms and conditions as applicable to previous grants of time-based restricted stock rights. Set forth below are the number of TBRSR awards made to each of the named executive officers:

Gregory T. Swienton - 7,500
Robert E. Sanchez - 3,000
Anthony G. Tegnelia - 3,000
John H. Williford - 3,000
Robert D. Fatovic - 1,825

The amount of each TBRSR award was based primarily on the level of each NEOs and the CEO’s responsibility, the challenges such NEO and the CEO faced during 2009, his performance in light of such challenges and the impact that such NEO and the CEO had on the Company's short and long-term financial and operational prospects and the NEOs and CEO’s 2009 compensation.

Item 8.01 Other Events.

Share Repurchase Plan. On February 10, 2010, our Board of Directors approved a new share repurchase program. The program authorizes us to repurchase up to $100 million of outstanding Ryder common stock over a period not to exceed two years. This new program is in addition to the current two million share anti-dilutive repurchase program established in December of 2009, which is being implemented to mitigate the dilutive impact of shares issued under the Company’s various employee stock option and employee stock purchase programs.

Share repurchases will be made periodically in open-market transactions, and are subject to market conditions, legal requirements and other factors. Additionally, Ryder management has been granted authority to establish trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934 as part of the repurchase programs. This will allow us to repurchase shares in the open market during periods in which the stock trading window is otherwise closed for us and certain of our officers and employees pursuant to our Insider Trading Policy.

The press release announcing the adoption of the share repurchase program is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit 10.1: Terms and Conditions applicable to the 2010 Performance Incentive Plan financial metric program granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.2: Terms and Conditions applicable to the 2010 Performance Incentive Plan individual performance program granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 99.1: Press Release dated February 10, 2010 announcing the share repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

February 17, 2010	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Terms and Conditions applicable to the 2010 Performance Incentive Plan financial metric program granted under the Ryder System, Inc. 2005 Equity Compensation Plan.
10.2	Terms and Conditions applicable to the 2010 Performance Incentive Plan individual performance program granted under the Ryder System, Inc. 2005 Equity Compensation Plan.
99.1	Press Release dated February 10, 2010 announcing the share repurchase program.